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                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions "General Information" and "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, included in Post-Effective Amendment No. 13 to the Registration Statement (Form N-1A, No. 333-57793) of the streetTRACKS(R) Series Trust.

We also consent to the incorporation by reference into the Statement of Additional Information of our report, dated August 10, 2005, with respect to the financial statements and financial highlights of the streetTRACKS(R) Dow Jones U.S. Large Cap Value Index Fund, streetTRACKS(R) Dow Jones U.S. Large Cap Growth Index Fund, streetTRACKS(R) Dow Jones U.S. Small Cap Value Index Fund, streetTRACKS(R) Dow Jones U.S. Small Cap Growth Index Fund, streetTRACKS(R) Dow Jones Global Titans Index Fund, streetTRACKS(R) Wilshire REIT Index Fund, streetTRACKS(R) Morgan Stanley Technology Index Fund, streetTRACKS(R) Total Market ETF, and SPDR O-Strip ETF included in the annual report of the streetTRACKS(R) Series Trust.

                                                      /s/Ernst & Young LLP
                                                      --------------------
                                                      Ernst & Young LLP


Boston, Massachusetts
October 26, 2005